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                                                                    Exhibit 23.2

                  [LETTERHEAD OF GRANT THORNTON APPEARS HERE]

Consent of Independent Certified Public Accountants

We have issued our report dated February 24, 1998, accompanying the financial statements of Creditrust Corporation appearing in the Registration Statement (Form S-1) for the years ended December 31, 1995, 1996 and 1997, which are incorporated by reference in the Registration Statement (Form S-8). We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Vienna, Virginia
January 20, 1999